UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2005 (November 21, 2005)
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HARKEN ENERGY CORPORATION
(Exact Name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	1-10262 (Commission File Number)	95-2841597 (IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas (Address of Principal Executive Offices)	76092 (Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21, 2005, Harken Energy Corporation’s (the “Company”) wholly-owned subsidiary, Gulf Energy Management Company (“GEM”) entered into an Exploration and Development Agreement (the “Agreement”) for the joint exploration and development of coal bed methane. The Agreement was entered into by and between GEM and Ohio Triangle, L.P. an Ohio limited partnership.

There are no material relationships between the Company or its affiliates and Ohio Triangle, L.P., other than in respect of the material definitive agreements described herein.

The Agreement has an effective date of November 21, 2005 and provides for GEM to purchase a 65% Working Interest in existing acreage, in Ohio, for $100,000. Under the Agreement GEM will drill three core holes in Phase I. If results of Phase I warrant, GEM has the option to purchase approximately 20,000 acres of coal rights for $200,000 and initiate a Pilot Program in Phase II. GEM then has the option, based on the results of Phase II, to begin a development program during which GEM is to provide 100% funding up to a total expenditure of $7.5 Million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation (Registrant)

Date: November 28, 2005	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Vice President, Secretary and General Counsel